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                                   PLEDGE AGREEMENT


    THIS PLEDGE AGREEMENT (this "AGREEMENT"), dated as of January 30, 1997 is executed by NOR'WESTER BREWING COMPANY, an Oregon Corporation ("BORROWER") in favor of UNITED BREWERIES OF AMERICA, INC., a Delaware corporation ("PURCHASER").


                                       RECITALS

    A. Pursuant to a Credit Agreement, dated as of January 30, 1997 (the "CREDIT AGREEMENT"), by and between Borrower and Purchaser, Purchaser has agreed to extend certain credit facilities to Borrower upon the terms and subject to the conditions set forth therein.

    B. Purchaser's obligation to enter into the Credit Agreement and provide Advances to Borrower under the Credit Agreement is subject, among other conditions, to receipt by Purchaser of this Agreement, duly executed by Borrower.


                                      AGREEMENT

    NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower hereby agrees with Purchaser as follows:

    1. DEFINITIONS AND INTERPRETATION. Unless otherwise defined herein, when used in this Agreement, the following terms shall have the following respective meanings:

    "BORROWER" shall have the meaning given to that term in THE INTRODUCTORY PARAGRAPH.

    "CREDIT AGREEMENT" shall have the meaning given to that term in THE INTRODUCTORY PARAGRAPH.

    "NORTH COUNTRY" shall mean North Country Joint Venture, LLC, a limited liability corporation organized under the laws of Oregon.

    "OPERATING AGREEMENT" shall mean that certain North Country Joint Venture, L.L.C. Operating Agreement dated as of March 5, 1996.

    "PERMITTED LIENS" shall have the meaning given to that term in SUBPARAGRAPH 3.01(a).

    "PLEDGED COLLATERAL" shall have the meaning given to that term in PARAGRAPH 2 hereof.

    "PURCHASER" shall have the meaning given to that term in THE INTRODUCTORY PARAGRAPH.

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    "UCC" shall mean the Uniform Commercial Code as in effect in the State of
California from time to time.

Unless otherwise defined herein, all other capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement, and all terms defined in the UCC shall have the respective meanings given to those terms in the UCC. The rules of construction set forth in SECTION I OF THE CREDIT AGREEMENT shall, to the extent not inconsistent with the terms of this Agreement, apply to this Agreement and are hereby incorporated by reference.

    2. PLEDGE. As security for the Obligations, Borrower hereby pledges and assigns to Purchaser and grants to Purchaser a security interest in all right, title and interest of Borrower in and to the property described in ATTACHMENT 1 hereto, whether now owned or hereafter acquired (collectively and severally, the "PLEDGED COLLATERAL"), which pledge and grant shall be deemed to have been made in accordance with Article X of the Operating Agreement by which Purchaser shall at all times be bound.

    3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Purchaser as follows:

         (a) Borrower is the legal and beneficial owner of the Pledged Collateral (or, in the case of after-acquired Pledged Collateral, at the time Borrower acquires rights in the Pledged Collateral, will be the legal and beneficial owner thereof). No other Person has (or, in the case of after-acquired Pledged Collateral, at the time Borrower acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Pledged Collateral, other than with respect to the Liens set forth in ATTACHMENT 2 ("PERMITTED LIENS").

         (b) Purchaser has (or in the case of after-acquired Pledged Collateral, at the time Borrower acquires rights therein, will have) a second priority perfected security interest in the Pledged Collateral subject only to the Permitted Lien in favor of Bank of America NT&SA.

         (c) Borrower keeps all records concerning the Pledged Collateral and all instruments and other writings evidencing the same at its chief executive office located at 66 S.E. Morrison Street, Portland, Oregon 97214.

    4.   COVENANTS.  Borrower hereby agrees as follows:

         (a) Borrower, at Borrower's expense, shall promptly procure, execute and deliver to Purchaser all documents, instruments and agreements and perform all acts which are reasonably necessary or desirable, and which Purchaser may reasonably request, to establish, maintain, preserve, protect and perfect the Pledged Collateral, the Lien granted to Purchaser therein and the priority of such Lien or to enable Purchaser to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the preceding sentence,

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    Borrower shall (i) procure, execute and deliver to Purchaser all endorsements, assignments, financing statements and other instruments of transfer reasonably requested by Purchaser and (ii) deliver to Purchaser promptly upon receipt originals of all other Pledged Collateral and all instruments, and other writings evidencing the same.

         (b) Borrower shall pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon, relating to or affecting any Pledged Collateral.

         (c) Without thirty (30) days' prior written notice to Purchaser, Borrower shall not change its place of business (or, if Borrower has more than one place of business, its chief executive office), or the office in which Borrower's records relating to the Pledged Collateral are kept.

         (d) Borrower shall appear in and defend any action or proceeding which may affect its title to or Purchaser's interest in the Pledged Collateral.

         (e) Borrower shall keep separate, accurate and complete records of the Pledged Collateral and shall provide Purchaser with such records and such other reports and information relating to the Pledged Collateral as Purchaser may reasonably request from time to time.

         (f) Borrower shall not surrender or lose possession of (other than to Purchaser), sell, encumber, lease, rent, option, or otherwise dispose of or transfer any Pledged Collateral or right or interest therein and Borrower shall keep the Pledged Collateral free of all Liens except the Liens created pursuant to this Agreement and Permitted Liens.

    5. VOTING RIGHTS AND DIVIDENDS PRIOR TO DEFAULT. Unless an Event of Default has occurred and is continuing (and, if applicable, the expiration of the sixty (60) day period as provided in the Credit Agreement), Borrower may exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof; PROVIDED, HOWEVER, that Borrower shall not exercise or refrain from exercising any such rights where the consequence of such action or inaction would be (a) to impair any Pledged Collateral, the Lien granted to Purchaser therein, the priority of such Lien or Purchaser's rights and remedies hereunder with respect to any Pledged Collateral, (b) to breach or violate any representation, warranty or covenant made by Borrower under this Agreement, the other Credit Documents to which Borrower is a party, the Investment Agreement or any Ancillary Agreement to which Borrower is a party, or (c) otherwise inconsistent with the terms of this Agreement, the other Credit Documents, the Investment Agreement or any Ancillary Agreement.

    6. AUTHORIZED ACTION BY PURCHASER. Borrower hereby irrevocably appoints Purchaser as its attorney-in-fact and agrees that after the occurrence and during the continuance of an Event of Default (and, if applicable, the expiration of the sixty (60) day

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period as provided in the Credit Agreement) Purchaser may perform (but Purchaser shall not be obligated to and shall incur no liability to Borrower or any third party for failure so to do) any act which Borrower is obligated by this Agreement to perform, and to exercise such rights and powers as Borrower might exercise with respect to the Pledged Collateral, including, without limitation, the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Pledged Collateral;
(b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Pledged Collateral; (c) insure, process, preserve and enforce the Pledged Collateral; (d) make any compromise or settlement, and take any action it deems advisable, with respect to the Pledged Collateral; (e) pay any indebtedness of Borrower relating to the Pledged Collateral; and (f) execute UCC financing statements and other documents, instruments and agreements required hereunder. Borrower agrees to reimburse Purchaser upon demand for all reasonable costs and expenses, including attorneys' fees, Purchaser may incur while acting as Borrower's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations.

    7.   EVENTS OF DEFAULT.

         (a) EVENT OF DEFAULT. Borrower shall be deemed in default under this Agreement upon the occurrence and during the continuance of an Event of Default, as that term is defined in the Credit Agreement.

         (b) VOTING RIGHTS AND DIVIDENDS. Upon the occurrence and during the continuance of an Event of Default (and, if applicable, the expiration of the sixty (60) day period as provided in the Credit Agreement):

              (i) All rights of Borrower to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to PARAGRAPH 5 hereof shall cease and all such rights shall thereupon become vested in Purchaser which shall thereupon have the sole right, but not the obligation, to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments.

              (ii) Borrower shall promptly deliver to Purchaser to hold as Pledged Collateral all dividends and interest received by Borrower after the occurrence and during the continuance of any Event of Default, in the same form as so received (with any necessary endorsement), and, until so delivered, shall hold such dividends and interest in trust for the benefit of Purchaser, segregated from the other property or funds of Borrower.

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         (c)  OTHER RIGHTS AND REMEDIES.  In addition to all other rights and remedies granted to Purchaser by this Agreement, the other Credit Documents, the UCC and other applicable laws, rules or regulations of any governmental authority, Purchaser may, upon the occurrence and during the continuance of any Event of Default (and, if applicable, the expiration of the sixty (60) day period as provided in the Credit Agreement), exercise any one or more of the following rights and remedies: (i) collect, receive, appropriate or realize upon the Pledged Collateral or otherwise foreclose or enforce Purchaser's security interests in any or all Pledged Collateral in any manner permitted by applicable laws, rules or regulations of any governmental authority or in this Agreement; (ii) notify any or all issuers of or transfer or paying agents for the Pledged Collateral or any applicable clearing corporation, financial intermediary or other Person to register the Pledged Collateral in the name of Purchaser or its nominee and/or to pay all dividends, interest and other amounts payable in respect of the Pledged Collateral directly to Purchaser; (iii) sell or otherwise dispose of any or all Pledged Collateral at one or more public or private sales, whether or not such Pledged Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Purchaser may determine; and (iv) require Borrower to assemble all records and information relating to the Pledged Collateral and make it available to Purchaser at a place to be designated by Purchaser. In any case where notice of any sale or disposition of any Pledged Collateral is required, Borrower hereby agrees that seven (7) days notice of such sale or disposition is reasonable. All amounts received by Purchaser as proceeds from the disposition or liquidation of all or any part of the Pledged Collateral shall be applied as follows: first, to the costs and expenses of collection, including court costs and reasonable attorneys' fees, whether or not suit is commenced by Purchaser; next, to those costs and expenses incurred by Purchaser in protecting, preserving, enforcing, collecting, selling or disposing of all or any part of the Pledged Collateral; next, to the payment of accrued and unpaid interest on all of the Obligations; and last, to the payment of the outstanding principal balance of the Obligations. Any excess Pledged Collateral or excess proceeds existing after Purchaser's election to retain or dispose or liquidate the Pledged Collateral (as applicable) will be returned or paid by Purchaser to Borrower. If Purchaser fails to elect to retain, dispose or liquidate the Pledged Collateral within a reasonable time after the occurrence of an Event of Default, Purchaser will be deemed to have elected to retain the Pledged Collateral.

    8.   MISCELLANEOUS.

         (a) NOTICES. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Borrower or Purchaser under this Agreement shall be given as provided in PARAGRAPH 7.01 OF THE CREDIT AGREEMENT.

         (b) EXPENSES. Borrower shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Purchaser in the enforcement or attempted enforcement of this Agreement or in preserving any of Purchaser's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting this Agreement or any bankruptcy or similar proceeding involving Borrower). The obligations of Borrower under this SUBPARAGRAPH 8(b) shall survive the payment and performance of the Obligations and the termination of this Agreement.

         (c) WAIVERS; AMENDMENTS. This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Borrower and Purchaser. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given. No failure or delay on Purchaser's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

         (d) ASSIGNMENTS. This Agreement shall be binding upon and inure to the benefit of Purchaser, Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of Purchaser and Purchaser may only assign or transfer any of its rights and obligations under this Agreement to the extent permitted under Section 10.4 of the Investment Agreement.

         (e) PARTIAL INVALIDITY. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

         (f) CUMULATIVE RIGHTS, ETC. The rights, powers and remedies of Purchaser under this Agreement shall be in addition to all rights, powers and remedies given to Purchaser by virtue of any applicable law, rule or regulation of any governmental authority, the Credit Agreement or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Purchaser's rights hereunder. Borrower waives any right to require Purchaser to proceed against any Person or to exhaust any Pledged Collateral or to pursue any remedy in Purchaser's power.

         (g) BORROWER'S CONTINUING LIABILITY. Prior to a foreclosure of Purchaser's security interest in the Collateral or the payment in full of the Obligations, notwithstanding any provision of this Agreement or any exercise by Purchaser of any of its rights hereunder (including, without limitation, any right to collect or enforce any Pledged Collateral), (i) Borrower shall remain liable to perform its obligations and duties in connection with the Pledged Collateral and (ii) Purchaser shall not assume or be considered to have assumed any liability to perform such obligations and duties or to enforce any of Borrower's rights in connection with the Pledged Collateral.

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         (h)  GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent otherwise provided in the UCC).

    IN WITNESS WHEREOF, Borrower has caused this Agreement to be executed as of the day and year first above written.


                                            NOR'WESTER BREWING COMPANY,
                                            an Oregon corporation



                                            /s/ James W. Bernau
                                            --------------------------
                                            Name:  James W. Bernau
                                            Title:  President